Exhibit 99.4
BAXTER FINCO B.V.
OFFER TO EXCHANGE
4.750% Notes Due 2010
That Have Been Registered Under the Securities Act of 1933
For Any and All Outstanding
4.750% Notes Due 2010

Unconditionally and Irrevocably Guaranteed by
BAXTER INTERNATIONAL INC.

Pursuant to the Prospectus, Dated [          ], 2006
To Our Clients:
      Enclosed for your consideration is a Prospectus, dated [          ], 2006 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Baxter Finco B.V. (the “Company”) to exchange their 4.750% Notes due 2010 that have been registered under the Securities Act of 1933, as amended, for their outstanding 4.750% Notes due 2010 (the “Outstanding Notes”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated October 5, 2005, among the Company, Baxter International Inc. and the initial purchasers referred to therein.
      This material is being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A TENDER OF SUCH OUTSTANDING NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.
      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.
      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on [          ], 2006 (the “Expiration Date”), unless extended by the Company. Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.
      Your attention is directed to the following:

1. The Exchange Offer is for any and all Outstanding Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “Exchange Offer — Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of Outstanding Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on [ ], 2006, unless extended by the Company.
      If you wish to have us tender your Outstanding Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OUTSTANDING NOTES.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER
      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Baxter Finco B.V. with respect to their Outstanding Notes.
      This will instruct you to tender the Outstanding Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.
      The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.
      ☐  Please tender the Outstanding Notes held by you for my account as indicated below:
4.750% Notes due 2010
$

(Aggregate Principal Amount of Outstanding Notes)
      ☐  Please do not tender any Outstanding Notes held by you for my account.
Dated: _____________________, 2006
Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

      None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Outstanding Notes held by us for your account.